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                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Circuit Research Labs, Inc., on Form S-8 of our report dated April 10, 2000, appearing in the Annual Report on Form 10-KSB of Circuit Research Labs, Inc. for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP
Phoenix, Arizona




November 27, 2000